Exhibit 10.5

WEBSTER CITY FEDERAL SAVINGS BANK

Webster City, Iowa

2005 DIRECTOR DEFERRED COMPENSATION PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005

WEBSTER CITY FEDERAL SAVINGS BANK

AMENDED AND RESTATED

2005 DIRECTOR DEFERRED

COMPENSATION PLAN

This Webster City Federal Savings Bank Amended and Restated 2005 Director Deferred Compensation Plan (the “Plan”) amends and restates the Webster City Federal Savings Bank Amended and Restated 2005 Director Deferred Compensation Plan that was effective as of January 1, 2005 (the “Prior Plan”). The Plan, effective as of January 1, 2005, formalizes the understanding by and between WEBSTER CITY FEDERAL SAVINGS BANK (the “Bank”), a federal stock savings bank with its principal business address in the State of Iowa, and certain eligible directors, hereinafter referred to as “Director,” who shall be approved by the Bank to participate. The Bank has herein restated the Plan with the intention that the Plan shall at all times satisfy Section 409A of the Code (as defined herein) and the regulations thereunder. The provisions of the Plan shall be construed to effectuate such intentions.

An eligible Director may elect to become a party to this Plan by execution of a Director Deferred Compensation Initial Deferral Election (with Distribution Options) (“Initial Deferral Election”) in a form attached hereto as Exhibit A. All Initial Deferral Elections previously made under the Prior Plan shall continue unless changed pursuant to the terms of this Plan. WEBSTER CITY FEDERAL BANCORP (the “Company”) is a party to this Plan for the sole purpose of guaranteeing the Bank’s performance hereunder.

W I T N E S S E T H:

WHEREAS, the Directors serve the Bank as members of the Board; and

WHEREAS, the Bank recognizes the valuable services heretofore performed for it by such Directors and wishes to encourage continued service of each; and

WHEREAS, the Bank values the efforts, abilities and accomplishments of such Directors and recognizes that the Directors’ services substantially contribute to its continued growth and profits in the future; and

WHEREAS, the Directors wish to defer a portion of their fees to be earned in the future; and

WHEREAS, the Bank adopted the Prior Plan in order to set forth terms and conditions upon which the Bank shall pay such deferred compensation to the Directors or their designated beneficiaries; and

WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) requires that certain types of deferred compensation arrangements, including the Prior Plan, to comply with its terms or subject the recipients of such compensation to certain taxes and penalties; and

WHEREAS, the final regulations under Code Section 409A, which were published in April 2007, provide additional rules and clarification for complying with Code Section 409A; and

WHEREAS, the Bank and Directors desire to amend and restate the Prior Plan in order to conform with the requirements set forth in the final regulations promulgated under Code Section 409A, and for certain other purposes.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree to the following terms and conditions:

ARTICLE I

DEFINITIONS

When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1	“Administrator” means the Bank and/or its Board.

1.2	“Bank” means Webster City Federal Savings Bank and any successor thereto or the Board.

1.3

“Beneficiary” means the person or persons (and their heirs) designated as Beneficiary in the Director’s Beneficiary Designation to whom the deceased Director’s benefits are payable. If no Beneficiary is so designated, then the Director’s Spouse, if living, will be deemed the Beneficiary. If the Director’s Spouse is not living, then the Children of the Director will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Director will be deemed the Beneficiary.

1.4

“Benefit Eligibility Date” shall be the date on which a Director is entitled to receive his Deferred Compensation Benefit. It shall be the first day of the month following the occurrence of the earliest event giving rise to the distribution.

1.5	“Board” shall mean the Board of Directors of the Bank unless specifically noted otherwise.

1.6

A “Change in Control” refers to a change in the ownership of the Company or the Bank, a change in effective control of the Company or the Bank, or a change in the ownership of a substantial portion of the assets of the Company or the Bank, in each case as provided under Section 409A of the Code and the regulations thereunder.

1.7	“Children” means the Director’s children, both natural and adopted, determined at the time payments are due the Children under this Plan.

1.8	“Code” means the Internal Revenue Code of 1986, as amended.

1.9

“Deferral Period” means the period of months over which the Director chooses to defer current Board fees and/or retainer. The Deferral Period shall commence on January 1 of the year immediately following the year in which the deferral election is made, provided, however, that in the event a Director first becomes eligible during a Plan Year, the Deferral Period shall commence as of the first day of the month next following the month in which the Director files the Director’s Initial Deferral Election.

1.10	“Deferred Compensation Benefit” means the benefit payable from the Director’s Elective Contribution Account, commencing on his Benefit Eligibility Date and payable over the Payout Period.

1.11	“Disability Benefit” means the benefit payable to the Director following a determination, in accordance with Subsection 5.2.

1.12	“Effective Date” of this amended and restated Plan shall be January 1, 2005.

1.13

“Elective Contribution” shall refer to any bookkeeping entry required to record a Director’s pre-tax deferral of Board fees and/or retainer which shall be made in accordance with the Director’s Initial Deferral Election.

1.14	“Elective Contribution Account” shall be represented by the bookkeeping entries required to record a Director’s Elective Contributions plus accrued interest earned on such amounts.

1.15	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.16	“Estate” means the estate of the Director.

1.17

“Financial Hardship” means a severe financial hardship to the Director resulting from an illness or accident of the Director, the spouse of the Director or of a dependent of the Director (as defined in Code Section 152(a)), loss of the Director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances which arise as a result of an event beyond the control of the Director. The circumstances that shall constitute an unforeseeable emergency will depend upon the facts of each case and shall be determined in accordance with Section 409A and the Treasury Regulations. Examples of what are not considered to be unforeseeable emergencies include the need to send the Director’s child to college or the decision to purchase a home.

1.18

“Financial Hardship Benefit” means a withdrawal or withdrawals of an amount or amounts attributable to a Financial Hardship and limited to the amount or amounts reasonably necessary to satisfy such emergency need plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

1.19

“Interest Factor” means annual compounding or discounting, as applicable, at a rate determined each year by the Board. On January 1 of each Plan Year, the Board shall adjust the Interest Factor for the Plan Year. The Interest Factor, as adjusted, shall be one percent (1%) above the prime rate as published in The Wall Street Journal on the first business day in January reflecting the base rate charged at large U.S. money center commercial banks.

Whenever the Director’s Deferred Compensation Benefit is payable in installments, the Director’s Elective Contribution Account shall be annualized over the applicable period (applying the Interest Factor) and shall be payable in substantially equal monthly payments over such period.

1.20

“Payout Period” means the period over which certain benefits payable hereunder shall be distributed, as elected by the Director in his Initial Deferral Election, provided, however, that such period shall not exceed ten (10) years.

1.21	“Plan Year” shall mean the calendar year.

1.22

“Separation from Service” shall mean the Director’s death, retirement, or termination of service from the Board, including a resignation from the Board or failure to be reappointed or reelected to the Board. For these purposes, a Director shall not be deemed to have a Separation from Service until the Director no longer serves on the Board of the Bank, the Company, or any member of a controlled group of corporations with the Bank or the Company within the meaning of Treasury Regulation §1.409A-1(a)(3).

1.23

Spouse” means the individual to whom the Director is legally married at the time of the Director’s death, provided, however, that the term “Spouse” shall not refer to an individual to whom the Director is legally married at the time of death if the Director and such individual have entered into a formal separation agreement (provided that such separation agreement does not provide otherwise or state that such individual is entitled to a portion of the benefit hereunder), or initiated divorce proceedings.

1.24	“Treasury Regulations” means the regulations issued by the Treasury Department and/or other guidance issued by the Treasury Department or Internal Revenue Service under Code Section 409A.

1.25	“Valuation Date” means the last day of each calendar month.

ARTICLE II

ELIGIBILITY AND INITIAL DEFERRAL ELECTION

All initial Deferral Elections previously made under the Prior Plan shall continue under this Plan unless altered pursuant to the terms of this Plan. Any Director who becomes a Director following the Effective Date of the Plan shall be eligible to participate in the Plan immediately upon becoming a Director, provided, however, in the first year of such Director’s eligibility, the Director shall make his Initial Deferral Election within thirty (30) days of becoming eligible and such Initial Deferral Election shall only be effective with respect to amounts earned after it is filed.

Commencing on the Effective Date and continuing through the end of the Deferral Period, an eligible Director may defer into his Elective Contribution Account an amount up to One Hundred Percent (100%) of the monthly Board and Committee fees and/or retainer which the Director would otherwise be entitled to receive from the Bank, the Company and any other affiliated corporations. The specific amount of the Director’s monthly deferred compensation shall be designated in the Director’s Initial Deferral Election and shall apply only to compensation attributable to services not yet performed.

ARTICLE III

ESTABLISHMENT OF RABBI TRUST

The Bank may establish a rabbi trust into which the Bank may contribute assets which shall be held therein, pursuant to the agreement which establishes such rabbi trust. The contributed assets shall be subject to the claims of the Bank’s creditors in the event of the Bank’s “Insolvency” as defined in the agreement which establishes such rabbi trust, until the contributed assets are paid to the Director and his Beneficiary(ies) in such manner and at such times as specified in this Plan. In the event that the Bank establishes a rabbi trust, it is the intention of the Bank to make a contribution or contributions to the rabbi trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this Plan. Any contribution(s) to the rabbi trust shall be made in accordance with the rabbi trust agreement. The amount and timing of such contribution(s) shall be specified in the agreement which establishes such rabbi trust.

ARTICLE IV

ADJUSTMENTS TO ACCOUNTS

4.1

Adjustments to Deferred Elections. Deferral of the specific amount of fees and/or retainer designated in the Director’s Initial Deferral Election shall continue in effect pursuant to the terms of this Plan unless and until the Director amends his Initial Deferral Election by filing with the Administrator a Notice of Adjustment of Deferral Amount (attached hereto as Exhibit C). A Notice of Adjustment of Deferral Amount shall be effective if filed with the Administrator at least fifteen (15) days prior to any January 1st during the Director’s Deferral Period. Such Notice of Adjustment of Deferral Amount shall be effective commencing with the January 1st following its filing and shall be applicable only to compensation attributable to services not yet performed. Notwithstanding the foregoing, if the Director has indicated that a certain percentage of the Director’s fees and/or retainer shall be deferred and if the Bank, the Company or any affiliated corporation increases the amount of fees and/or retainer earned by the Director during the Plan Year, the dollar amount deferred shall be increased such that the amount deferred is consistent with the Director’s percentage deferral election.

4.2

Adjustment to Elective Contribution Account. For so long as a Director participates in the Plan and during the Payout Period, the balance of a Director’s Elective Contribution Account shall be increased on the last day of each Plan Year by the Interest Factor.

ARTICLE V

BENEFITS GENERALLY

5.1

Deferred Compensation Benefit. The Bank agrees to pay the Director the Deferred Compensation Benefit commencing on the Director’s Benefit Eligibility Date elected by the Directors in the Initial Deferral Election. Such payments will be made over the Payout Period elected by the Director. In the event of the Director’s death after commencement of the Deferred Compensation Benefit, but prior to completion of all such payments due and owing hereunder, the Bank shall pay to the Director’s Beneficiary a continuation of the Deferred Compensation Benefit for the number of years remaining in the Payout Period.

5.2

Disability Benefit. The Director shall receive the Disability Benefit designated in the Director’s Initial Deferral Election in any case in which the Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under and accident and health plan covering employees of the Participant’s employer; or (iii) Director is determined to be totally disabled by the Social Security Administration. The Disability Benefit shall be paid in accordance with the Director’s election commencing on the Benefit Eligibility Date following a finding by the Board that the Director is “disabled” as set forth above. The amount of the Disability Benefit shall be the lump sum or annualized value of the Director’s Elective Contribution Account, payable in accordance with the Director’s Initial Deferral Election. In the event the Director dies while receiving Disability Benefit payments pursuant to this Subsection, his Beneficiary shall be entitled to receive the remaining payments over the remaining Payout Period.

5.3

Benefits Upon A Change In Control. If the Director voluntarily or involuntarily Separates from Service with the Bank within two (2) years following a Change in Control, the Director shall be entitled to the value of his Elective Contribution Account payable over the Payout Period as elected by Director in accordance with his Initial Deferral Election. Notwithstanding anything in Section 1.19 above, the Interest Factor to be applied to the Director’s Elective Contribution Account shall be seven percent (7%) from the date of termination to the end of the Payout Period.

5.4

Financial Hardship Benefit. In the event the Director incurs a Financial Hardship, the Director may request a Financial Hardship Benefit. Such request shall be either approved or rejected by the Bank in the exercise of its sole discretion. The Director will be required to demonstrate to the satisfaction of the Bank that a Financial Hardship has occurred and that the Director is otherwise entitled to a Financial Hardship Benefit in accordance with Sections 1.17 and 1.18. If a Financial Hardship Benefit is approved, it shall be paid in a lump sum within thirty (30) days of the event which triggers payment and only to the extent of the Director’s account balances when paid.

ARTICLE VI

DEATH BENEFITS

In the event of the Director’s death prior to commencement of the Deferred Compensation Benefit or Disability Benefit, the Bank shall pay the balance of the Director’s Elective Contribution Account to the Director’s Beneficiary, commencing on the Benefit Eligibility Date. Such Death Benefit shall be payable in accordance with the Director’s Initial Deferral Election.

ARTICLE VII

BENEFICIARY DESIGNATION

The Director shall make an initial designation of primary and secondary Beneficiaries upon execution of his Initial Deferral Election and shall have the right to change such designation, at any subsequent time, by submitting to the Administrator a Beneficiary Designation in substantially the form attached hereto as Exhibit B. Any Beneficiary designation made subsequent to execution of the Initial Deferral Election shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

ARTICLE VIII

DIRECTOR’S RIGHT TO ASSETS:

ALIENABILITY AND ASSIGNMENT PROHIBITION

At no time shall the Director be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. The rights of the Director, any Beneficiary, or any other person claiming through the Director under this Plan, shall be solely those of an unsecured general creditor of the Bank. The Director, the Beneficiary, or any other person claiming through the Director, shall only have the right to receive from the Bank those payments so specified under this Plan. Neither the Director nor any Beneficiary under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Director or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise.

ARTICLE IX

ACT PROVISIONS

9.1

Named Fiduciary. The Administrator shall be the Named Fiduciary of this Plan. The Administrator shall be responsible for the management, control and administration of the Plan as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Plan, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

9.2

Claims Procedure and Arbitration. In the event that benefits under this Plan are not paid to the Director (or to his Beneficiary in the case of the Director’s death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, shall provide in writing, within thirty (30) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Plan or the Initial Deferral Election (or subsequent change to the Initial Deferral Election, made in accordance with Section 10.11 of the Plan, Code Section 409A and the Treasury Regulations) upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

If claimants desire a second review, they shall notify the Administrator in writing within thirty (30) days of the first claim denial. Claimants may review this Plan or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within thirty (30) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Plan or other document(s) upon which the decision is based.

If claimants continue to dispute the benefit denial based upon completed performance or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

ARTICLE X

MISCELLANEOUS

10.1

No Effect on Directorship Rights. Nothing contained herein will confer upon the Director the right to be retained in the service of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Director without regard to the existence of the Plan.

10.2

State Law. The Plan is established under, and will be construed according to, the laws of the State of Iowa, to the extent such laws are not preempted by ERISA and valid regulations published thereunder.

10.3

Severability. In the event that any of the provisions of this Plan or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (2) the validity and enforceability of the remaining provisions will not be affected thereby.

10.4

Incapacity of Recipient. In the event the Director is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Plan to which such Director is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

10.5

Unclaimed Benefit. The Director shall keep the Bank informed of his current address and the current address of his Beneficiaries. If the location of the Director is not made known to the Bank within three years after the date upon which any payment of any benefits may first be made, the Bank shall delay payment of the Director’s benefit payment(s) until the location of the Director is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Director until the expiration of three (3) years. Upon expiration of the three (3)-year period, the Bank may discharge its obligation by payment to the Director’s Beneficiary. If the location of the Director’s Beneficiary is not made known to the Bank by the end of an additional two (2)-month period following expiration of the three (3)-year period, the Bank may discharge its obligation by payment to the Director’s Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Director and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of any benefits provided for such Director and/or Beneficiary under this Plan.

10.6

Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, no individual acting as an employee or agent of the Bank, or as a member of the Board shall be personally liable to the Director or any other person for any claim, loss, liability or expense incurred in connection with this Plan.

10.7	Gender. Whenever in this Plan words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

10.8

Effect on Other Corporate Benefit Plans. Nothing contained in this Plan shall affect the right of the Director to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank’s existing or future compensation structure.

10.9

Inurement. This Plan shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Director, his successors, heirs, executors, administrators, and Beneficiaries.

10.10

Source of Payments. All payments provided in this Plan shall be timely paid in cash or check from the general funds of the Bank or the assets of the rabbi trust. The Company guarantees payment and provision of all amounts and benefits due to the Directors and, if such amounts and benefits are not timely paid or provided by the Bank or a rabbi trust, such amounts and benefits shall be paid or provided by the Company.

10.11

Change of Election to Delay Payment. In the event that a Director desires to modify his Benefit Eligibility Date or Payout Period with respect to future Elective Contributions, the Director may file an election to delay the payment date or, if the Director has elected a lump sum payout, to change the form of payment from a lump sum to a period of years (not to exceed 10 years). Subject to the requirements of Code Section 409A and Treasury Regulations issued thereunder, the new election must be filed at least 12 months prior to its becoming effective. If the Director becomes entitled to payment during such 12 month period, the new election form shall be ignored and reference shall be made to the prior filed election in determining the timing of the benefit payment. In addition, subject to the requirements of Code Section 409A and the Treasury Regulations, the new election shall defer the first payment with respect to such election for a period of not less than 5 years from the date such payment would otherwise have been made.

10.12	Headings. Headings and sub-headings in this Plan are inserted for reference and convenience only and shall not be deemed a part of this Plan.

10.13

Payment Code Section 409A Taxes. This Plan shall permit the acceleration of the time or schedule of a payment to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the regulations and other guidance promulgated thereunder. Such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.

10.14

Acceleration of Payments. Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Bank, in accordance with the provisions of Treasury Regulation Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Treasury Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (vi) to apply certain offsets in satisfaction of a debt of the Director to the Bank; (vii) in satisfaction of certain bona fide disputes between the Director and the Bank; or (viii) for any other purpose set forth in the Treasury Regulations and subsequent guidance.

ARTICLE XI

AMENDMENT/REVOCATION

11.1

Amendment. The Bank reserves the right to amend this Plan at any time. However, to the extent any such amendment would adversely impact the accrued benefits of any Director, the amendment shall require the written consent of such Director.

11.2	Termination.

(a)       General. No amendment or termination of the Plan shall directly or indirectly reduce the accrued portion of any account held hereunder as of the effective date of such amendment or termination (all benefits accrued under this Plan shall be fully vested and accrued at all times). A termination of the Plan will not be a distributable event, except in the three circumstances set forth in Section 11.2(b) below.

(b)       Termination. Under no circumstances may the Plan permit the acceleration of the time or form of any payment under the Plan prior to the payment events specified herein, except as provided in this Section 11.2(b) (and Section 10.13 of the Plan). The Bank may, in its discretion, elect to terminate the Plan in any of the following three circumstances and accelerate the payment of the entire unpaid balance of the Director’s accrued benefits as of the date of such payment in accordance with Section 409A of the Code:

(i)        the Plan is irrevocably terminated within the 30 days preceding a Change in Control and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation §1.409A-1(c)(2) are terminated, and (2) the Director and all participants under the other aggregated arrangements receive all of their benefits under the terminated arrangements within 12 months of the date the Bank irrevocably takes all necessary action to terminate the Plan and the other aggregated arrangements;

(ii)       the Plan is irrevocably terminated at a time that is not proximate to a downturn in the financial health of the Bank and (1) all arrangements sponsored by the Bank that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if the Director participated in such arrangements are terminated, (2) no payments are made within 12 months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, other than payments that would be payable under the terms of the arrangements if the termination had not occurred, (3) all payments are made within 24 months of the date the Bank takes all necessary action to irrevocably terminate the arrangements, and (4) the Bank does not adopt a new arrangement that would be aggregated with the Plan under Treasury Regulation 1.409A-1(c) if a Director participated in both arrangements, at any time within three years following the date the Bank takes all necessary action to irrevocably terminate the Plan; or

(iii)      the Plan is terminated within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred by a Director under the Plan are included in the Director’s gross income in the later of (1) the calendar year in which the termination of the Plan occurs, or (2) the first calendar year in which the payment is administratively practicable.

ARTICLE XII

EXECUTION

12.1

This Plan sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Plan.

12.2	This Plan shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the Bank and the Company have caused this Plan to be executed on the day and date first above written.

ATTEST:	WEBSTER CITY FEDERAL SAVINGS BANK

/s/ Sheila M. Scott	Name:	/s/ Phyllis A. Murphy
Secretary	Title:	President

ATTEST:	WEBSTER CITY FEDERAL BANCORP

/s/ Sheila M. Scott	Name:	/s/ Phyllis A. Murphy
Secretary	Title:	President

Exhibit A

AMENDED AND RESTATED 2005 DIRECTOR DEFERRED COMPENSATION PLAN

INITIAL DEFERRAL ELECTION (WITH DISTRIBUTION OPTIONS)

I,                                         , and WEBSTER CITY FEDERAL SAVINGS BANK hereby agree for good and valuable consideration, the value of which is hereby acknowledged, that I shall participate in the Amended and Restated 2005 Director Deferred Compensation Plan (“Plan”), which is effective January 1, 2005, as such Plan may now exist or hereafter be amended or modified, and do further agree to the terms and conditions thereof.

I hereby elect to defer                  (designate percentage) of my Board fees and/or                  (designate percentage) of my retainer. Such deferrals shall commence on                 , 200    , shall renew annually unless otherwise changed at least fifteen (15) days prior to January 1st of any year in the Deferral Period. I understand that this election to defer applies only to compensation attributable to services not yet performed.

I understand that my election to defer shall continue in accordance with this Initial Deferral Election until such time as I submit a “Notice of Adjustment of Deferral Amount” (Exhibit C, hereto) to the Administrator, at least fifteen (15) days prior to any January 1st of any calendar year during my Deferral Period. A Notice of Adjustment of Deferral Amount can be used to adjust the amount of Board fees and/or retainer to be deferred or to discontinue deferrals altogether.

DISTRIBUTION FORM ELECTION OPTIONS

In accordance with the terms of the Plan, I understand and agree that all Plan benefits shall be paid in the form I selected below and at the earliest of the following payment events to occur, and that such distribution form, once made by me, shall be irrevocable with respect to such Plan Year. I also understand and agree that if I fail to select a form of benefit payment, the form of distribution shall be a lump sum.

Select either (i) or (ii) below:

(i)	Fixed Distribution Schedule at Specified Date

Elect this only if you want the benefit paid at the age elected, without regard to whether you have separated from service.

In accordance with the terms of the Plan, I hereby elect to receive my Elective Contribution Account upon the attainment of age                     , and a “Payout Period” of my Elective Contribution Account as follows (check one):

(a)	a single lump sum payment;

(b)	substantially equal monthly payments over a period of 5 years;

(c)	substantially equal monthly payments over a period of 10 years.

(ii)	Separation from Service

In the event of my Separation from Service with the Board,, I hereby elect to receive my Elective Contribution Account in the following form (check one):

(a)	a single lump sum payment;

(b)	substantially equal monthly payments over a period of 5 years;

(c)	substantially equal monthly payments over a period of 10 years.

Notwithstanding the foregoing, in the event of my disability, death prior to termination from service, or in the event of a Change in Control of the Bank or the Company, as such terms are defined in the Plan, I hereby elect the following alternative distribution forms. I understand that these elections are optional, and that if not made, any relevant distribution will be made in accordance with my selection under (i) or (ii) above:

(iii)	Disability

In the event that my service on the Board is terminated on account of my disability, I hereby elect to receive my Elective Contribution Account in the following form (check one):

(a)	a single lump sum payment;

(b)	substantially equal monthly payments over a period of 5 years;

(c)	substantially equal monthly payments over a period of 10 years.

(iv)	Death

In the event of my death prior to termination of service on the Board, I hereby elect that my Elective Contribution Account be distributed to my beneficiary(ies) in the following form (check one):

(a)	a single lump sum payment;

(b)	substantially equal monthly payments over a period of 5 years;

(c)	substantially equal monthly payments over a period of 10 years.

2

(v)	Change in Control

In the event of my Separation from Service within two (2) years following a Change in Control of the Bank or the Company, I hereby elect to receive my Elective Contribution Account in the following form (check one):

(a)	a single lump sum payment;

(b)	substantially equal monthly payments over a period of 5 years;

(c)	substantially equal monthly payments over a period of 10 years.

I understand that any change to my distribution elections set forth above, (i) shall comply with Section 409A and the Treasury Regulations, (ii) may result in a delay in my distribution, and (iii) to the extent applicable, shall be made in accordance with Section 10.11 of the Plan.

I understand that I am entitled to review or obtain a copy of the Plan, at any time, and may do so by contacting the Administrator.

This Initial Deferral Election (with Distribution Options) shall become effective upon execution (below) by both the Director and a duly authorized officer of the Bank.

Dated this          day of                 , 200    .

Director	Bank’s duly authorized Officer

3

Exhibit B

AMENDED AND RESTATED 2005 DIRECTOR DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION

The Director, under the terms of the Amended and Restated 2005 Director Deferred Compensation Plan executed by Webster City Federal Savings Bank, of Webster City, Iowa, dated                     , 200__, hereby designates the following Beneficiary to receive any guaranteed payments or death benefits under such Plan, following death:

PRIMARY BENEFICIARY:

SECONDARY BENEFICIARY:

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

Such Beneficiary Designation is revocable.

Date:                                         , 200

Witness	Director

Witness

B-1

Exhibit C

AMENDED AND RESTATED 2005 DIRECTOR DEFERRED COMPENSATION PLAN

NOTICE OF ADJUSTMENT OF DEFERRAL AMOUNT

To:	Webster City Federal Savings Bank
Attention:

I hereby give notice of my election to adjust the amount of my compensation deferral in accordance with my Amended and Restated 2005 Director Deferred Compensation Plan Initial Deferral Election, dated the              day of             , 20__. This notice is submitted at least fifteen (15) days prior to January 1st, and shall become effective January 1st, as specified below.

Adjust deferral as of:	January 1st, 200

New Deferral Amount	per month
(to discontinue deferral, enter $0)

Director

Date:

Acknowledged by:

Title:

Date:

C-1